EXHIBIT 23.1

kpmg

KPMG LLP

Chartered Accountants

Telephone

(416) 228-7000

Yonge Corporate Centre

Telefax

(416) 228-7123

4100 Yonge Street Suite 200

www.kpmg.ca

North York ON M2P 2H3

Canada

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Diversinet Corp.

We consent to the use of our report dated February 14, 2005, except with respect to note 16 which is as of February 28, 2005, with respect to the consolidated balance sheets of Diversinet Corp.  as at December 31, 2004, December 31, 2003 and October 31, 2002, and the related consolidated statements of earnings and deficit and cash flows for each of the years ended December 31, 2004, December 31, 2003, October 31, 2002 and for the fourteen month period ended December 31, 2003,   incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.  Our report dated February 14, 2005, except with respect to note 16 which is as of February 28, 2005 included additional comments for U.S. readers that states that conditions and events exist that cast substantial doubt on the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

(signed) KPMG LLP

Toronto, Canada

June 6, 2005

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Diversinet Corp.

We consent to the use of our report dated September 9, 2003 with respect to the balance sheets of Caradas, Inc as at December 31, 2002 and 2001, and the related statements of earnings, shareholders equity (deficiency) and cash flows for the years then ended,  incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.  Our report dated September 9, 2003 contains an explanatory paragraph that states that the Company has incurred significant losses from operations which raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

(signed) KPMG LLP

Toronto, Canada

June 6, 2005

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